Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-85663


                           PROSPECTUS SUPPLEMENT NO. 1
                                       TO
                       PROSPECTUS DATED SEPTEMBER 20, 1999

                            SMITH-MIDLAND CORPORATION

                        1,785,718 SHARES OF COMMON STOCK
              100,000 REDEEMABLE WARRANTS TO PURCHASE COMMON STOCK

     This prospectus supplement supplements our prospectus dated September 20, 1999. The termination date of the Redeemable Warrants as described in the prospectus has, by action of the Board of Directors of Smith- Midland Corporation, been extended from December 12, 2000 to June 12, 2001.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

          The date of this prospectus supplement is December 8, 2000.